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                             AMENDMENT NO. 2 TO THE
                           SECOND AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                  E*TRADE FUNDS
                               4500 Bohannon Drive
                              Menlo Park, CA 94025

                             As of February 26, 2003

E*TRADE Securities LLC
4500 Bohannon Drive
Menlo Park, CA 94025

         Re: Amendment No. 2 to the Second Amended and Restated Underwriting Agreement

Ladies and Gentlemen:

         E*TRADE Funds ("Trust") and E*TRADE Securities LLC (formerly known as E*TRADE Securities, Inc.) ("E*TRADE Securities") entered into a Second Amended and Restated Underwriting Agreement dated as of September 10, 2001, as amended on October 7, 2002 ("Agreement"), in which E*TRADE Securities acts as the exclusive selling agent and principal underwriter for the shares of the series and classes of the Trust, as set forth on Schedule A, as amended from time to time.

         The purpose of this document is to further amend the Agreement to reflect the addition of multiple classes of shares of the Trust and the redesignation of the existing shares of the: E*TRADE California Municipal Money Market Fund, E*TRADE Government Money Market Fund, E*TRADE Money Market Fund, E*TRADE Municipal Money Market Fund, and E*TRADE New York Municipal Money Market Fund as the "Sweep Class" of shares for which E*TRADE Securities is compensated for services rendered and expenses borne in connection with its marketing activities with respect to shares of each Sweep Class as set forth in the attached Schedule C pursuant to the Trust's Distribution Plan under Rule 12b-1 under the Investment Company Act of 1940, as amended.

1. The following sections of the Agreement are hereby further amended as follows:

         17.   Compensation.

         Pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan") under which E*TRADE Securities provides certain services and/or assumes expenses, E*TRADE Securities shall be compensated by each Fund or Class as specified in Schedule C a monthly fee (payable on or before the fifth (5/th/) business day of the following month) computed daily at the annual rate for each Fund or Class as specified in Schedule C.

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     18.   Quarterly Reporting

     E*TRADE Securities shall furnish to the Trust, at least quarterly, reports as to the sales of each Fund's shares made with respect to which E*TRADE Securities provides certain services and/or assumes expenses under the Rule 12b-1 Plan as well as information as to the distribution activities and services provided to each such Fund under the Rule 12b-1 Plan. These reports may be combined with any similar report prepared by E*TRADE Securities.

2.   Schedule A is hereby amended and substituted with the attached Schedule A.

3.   Schedule B is hereby amended and substituted with the attached Schedule B.

4.   The attached Schedule C is hereby made part of the Agreement.

     Except as amended above, all terms of the Agreement shall continue in effect.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                      Very truly yours,

                      E*TRADE FUNDS
                      (on behalf of each Fund listed in the attached Schedule A)

                      By:    ___________________________________________________

                      Name:  ___________________________________________________

                      Title: ___________________________________________________


Agreed to and Accepted:

E*TRADE SECURITIES LLC

By:     _______________________________

Name::  _______________________________

Title:  _______________________________

                                        2

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                                   SCHEDULE A

The series of E*TRADE Funds currently subject to this Second Amended and Restated Underwriting Agreement, as amended, are as follows:

E*TRADE Asset Allocation Fund

E*TRADE Bond Fund

E*TRADE California Municipal Money Market Fund

E*TRADE Government Money Market Fund

E*TRADE International Index Fund

E*TRADE Money Market Fund

E*TRADE Municipal Money Market Fund

E*TRADE New York Municipal Money Market Fund

E*TRADE Premier Money Market Fund

E*TRADE Russell 2000 Index Fund

E*TRADE S&P 500 Index Fund

E*TRADE Technology Index Fund

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                                   SCHEDULE B

FUND                                                      End of Initial Term
----                                                      -------------------

E*TRADE Asset Allocation Fund                             March 1, 2003

E*TRADE Bond Fund                                         August 12, 2001

E*TRADE California Municipal Money Market Fund
     Sweep Class                                          October 7, 2004

E*TRADE Government Money Market Fund
     Sweep Class                                          October 7, 2004

E*TRADE International Index Fund                          October 22, 2001

E*TRADE Money Market Fund
     Institutional Class                                  July 1, 2005
     Sweep Class                                          October 7, 2004

E*TRADE Municipal Money Market Fund
     Premier Class                                        May 1, 2005
     Sweep Class                                          October 7, 2004

E*TRADE New York Municipal Money Market Fund
     Sweep Class                                          October 7, 2004

E*TRADE Premier Money Market Fund                         January 28, 2002

E*TRADE Russell 2000 Index Fund                           December 26, 2002

E*TRADE S&P 500 Index Fund                                February 3, 2001

E*TRADE Technology Index Fund                             August 12, 2001

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                                   SCHEDULE C

FUND                                           Rule 12b-1 Fee
----                                           --------------

E*TRADE Money Market Fund

     Sweep Class                               0.60% of the Fund's average daily
                                               net assets, calculated as
                                               described in Section 17 of the
                                               Agreement.

     Institutional Class                       N/A

E*TRADE Government Money Market Fund

     Sweep Class                               0.50% of the Fund's average daily
                                               net assets, calculated as
                                               described in Section 17 of the
                                               Agreement.

E*TRADE Municipal Money Market Fund

     Sweep Class                               0.50% of the Fund's average daily
                                               net assets, calculated as
                                               described in Section 17 of the
                                               Agreement.

     Premier Class                             N/A

E*TRADE California Municipal Money Market Fund

     Sweep Class                               0.50% of the Fund's average daily
                                               net assets, calculated as
                                               described in Section 17 of the
                                               Agreement.

E*TRADE New York Municipal Money Market Fund

     Sweep Class                               0.50% of the Fund's average daily
                                               net assets, calculated as
                                               described in Section 17 of the
                                               Agreement.